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                                                                      EXHIBIT 23



                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Childtime Learning Centers, Inc. and Subsidiaries:

    In our opinion, the consolidated financial statements listed in the index appearing under Item 14(a)(1) on page 24 present fairly, in all material respects, the financial position of Childtime Learning Centers, Inc. and Subsidiaries (the "Company") at March 29, 2002 and March 30, 2001, and the results of their operations and their cash flows for each of the three fiscal years in the period ended March 29, 2002 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 14(a)(2) on page 24 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 2(k) to the Company's Consolidated Financial Statements, effective April 1, 2000, the Company changed its method of recognizing revenue associated with accounting for registration fees.

/S/ PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan
June 26, 2002